SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2007

SHILOH INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 656-1950

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 1, 2007, upon the recommendation of the Audit Committee of the Board of Directors of Shiloh Industries, Inc. (the “Company”) dismissed Deloitte & Touche LLP as its independent auditors. On February 2, 2007, the Audit Committee engaged Grant Thornton LLP as the Company’s independent auditors to audit the consolidated financial statements of the Company for its fiscal year ending October 31, 2007.

The reports of Deloitte & Touche LLP on the consolidated financial statements of the Company for each of the fiscal years ended October 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty or audit scope. In fiscal 2005, there was no reference in the audit report to a change in accounting principle. However, in fiscal 2006, Deloitte & Touche LLP modified their report to explain that the Company changed its method of accounting for stock-based compensation with the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004).

In connection with the audits of the Company’s consolidated financial statements for each of the two most recent fiscal years ended October 31, 2006 and 2005 and in the subsequent interim period from November 1, 2006 through and including February 1, 2007, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their reports on the consolidated financial statements for such years.

During the fiscal years ended October 31, 2006 and 2005 and in the subsequent interim period from November 1, 2006 through and including February 1, 2007, there were no reportable events (as the term is defined in Item 304 (a) (1) (v) of Regulation S-K).

During the fiscal years ended October 31, 2006 and 2005 and in the subsequent interim period from November 1, 2006 through and including February 1, 2007, neither the Company nor anyone on its behalf consulted Grant Thornton LLP regarding either (i) the application of accounting principles to any specified transaction (completed or proposed) or the type of audit report that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or any reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided the foregoing disclosure to Deloitte & Touche LLP and has requested Deloitte & Touche LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Deloitte & Touche LLP agrees with the statements made above by the Company. This letter is filed as Exhibit 16.1 to this Form 8-K.

Item 5.02 Compensatory Arrangements of Certain Officers

Zampetis Employment Agreement

On January 31, 2007, Shiloh Industries, Inc. (“the Company”) entered into a five-year employment agreement with Mr. Theodore K. Zampetis that will take effect upon the expiration of his current employment agreement.

The provisions of the employment agreement specify that Mr. Zampetis will receive an annual base salary of $500,000 and be eligible for a bonus of up to 90% of his annual salary, subject to the terms of the Shiloh Industries, Inc. Senior Management Bonus Plan. Upon the recommendation by the Compensation Committee and approval by the Board of Directors, Mr. Zampetis will be eligible to receive stock options under the Company’s 1993 Key Employee Stock Incentive Plan. Additionally, Mr. Zampetis will be eligible to participate in the Company’s insurance, vacation, 401k, and other fringe benefit plans that are offered to salaried employees. At Mr. Zampetis’ request, Mr. Zampetis’ salary was reduced by 25% to $375,000 effective November 1, 2005, and his salary remains at that level for fiscal 2007.

Change in Control Agreements

The Company has entered into Change in Control Agreements with several officers, including each officer who is a Named Executive Officer. Under each agreement, certain benefits are payable by the Company to the Named Executive Officer if any of the following occur: (a) any person or group of persons (with certain limited exceptions) becomes the beneficial owner of 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company, (b) a change in the composition of the Board of Directors results in a majority of the Directors that are not incumbent directors, (c) with certain limited exceptions, a merger or other such reorganization of the Company is consummated, or (d) the Company is completely liquidated or dissolved.

Upon a change of control, the Company must pay the Named Executive Officer an amount equal to two times the sum of his then effective annual salary and bonus. In addition, the Company will provide continued health coverage for the Named Executive Officer at a level at least as high as that enjoyed by the Named Executive Officer prior to the change in control or, if the Named Executive Officer’s employment is terminated within 18 months after a change in control, the Company will reimburse him for the full cost of any group health continuation coverage that the Company would otherwise be required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 until the earlier of the date (a) the Named Executive Officer becomes covered by comparable health coverage offered by another employer, or (b) 18 months after the date he receives his payment from the change in control.

Finally, to the extent that any payment made to a Named Executive Officer under a Change in Control Agreement would be subject to any excise taxes imposed by Sections 4999 and 280G of the Internal Revenue Code of 1986, as amended, then the Company shall pay to the Named Executive Officer an additional amount sufficient to offset any such excise taxes and penalties incurred by the Named Executive Officer, as well as any additional excise taxes and penalties that may result from such payment to offset the original excise taxes and penalties.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from Deloitte & Touche LLP dated February 5, 2007 pursuant to Item 304 (a) (3) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SHILOH INDUSTRIES, INC.

By:	/s/ Stephen E. Graham
Stephen E. Graham
Chief Financial Officer

Date: February 6, 2007

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP dated February 5, 2007 pursuant to Item 304 (a) (3) of Regulation S-K.